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                                                                Exhibit 3.3


                              ARTICLES OF AMENDMENT


         1. The name of the corporation is Declan Technologies, Inc.

         2. The name of the corporation is changed to IT Staffing Ltd

         3. Date of incorporation: 11 February

         4. The articles of the corporation are amended as follows:

                  Be it resolved that the name of the corporation be and is hereby changed from Declan Technologies Inc. to IT Staffing Ltd.

         5. The Amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporation Act.

         6. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on 15 February 1996.

         These articles are signed in duplicate.


                                    Declan Technologies Inc.
                                    ---------------------------------------
                                         (name of corporation)



                                    By: /s/ Declan A. French
                                    ---------------------------------------
                                            Declan A. French, President